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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 3, 2004
Date of Report (Date of earliest event reported)

INVESTMENT TECHNOLOGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-23644 (Commission file number)	95-2848406 (I.R.S. Employer Identification No.)
380 Madison Avenue New York, New York 10017 (Address of principal executive offices)
(212) 588-4000 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Item 12.    Results of Operations and Financial Condition

        The information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

        On April 29, 2004, Investment Technology Group, Inc. issued a press release announcing financial results for the quarter ended March 26, 2004. A copy of this press release is attached hereto as Exhibit 99.1.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC. (Registrant)
Date: May 3, 2004	By:	/s/ HOWARD C. NAPHTALI Howard C. Naphtali Chief Financial Officer and Duly Authorized Signatory of Registrant

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release by Investment Technology Group, Inc., dated as of April 29, 2004

Exhibit 99.1

Investment Technology Group, Inc. 380 Madison Avenue, New York, NY 10017 (212) 588-4000

FOR IMMEDIATE RELEASE

Contacts:
Howard C. Naphtali		Elise Wilkinson
Chief Financial Officer		Investor Relations
(212) 444-6160	(212) 444-6245

ITG Reports First Quarter 2004 Results
Growth Led By International Operations

        NEW YORK, NY, April 29, 2004—Investment Technology Group, Inc. (NYSE: ITG), a leading provider of technology-based equity trading services, today announced that for the first quarter ended March 26, 2004, revenues were $77.6 million, net income was $8.3 million and diluted earnings per share were $0.19, an increase of 6%, 27% and 36% respectively versus the first quarter of 2003.

        ITG recognized tax benefits from certain capital loss carryforwards, in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which yielded a $0.6 million improvement to net income in the first quarter.

        For the company overall, revenues per trading day in the first quarter of 2004 for POSIT, the Electronic Trading Desk and Client-Site Trading Products grew 9%, 1% and 12%, respectively, versus the first quarter of 2003. Revenues per trading day for POSIT and the Electronic Trading Desk were down 5% and 7%, respectively, while Client-Site Trading Products experienced a growth of 20% versus the fourth quarter of 2003. Canadian direct access trading revenues (approximately $30,000 per day in the first quarter of 2004), previously included in the Electronic Trading Desk, are now being reported within Client-Site Trading.

        "Our two new Client-Site Trading Products, Radical and Triton, are performing very well and satisfying our clients' increasing appetite for direct access trading," said Robert Russel, ITG's President and Chief Executive Officer. "In the ten months since we launched Radical, Client-Site revenues at our Hoenig division have grown to $3.0 million last quarter. We have a tremendous opportunity to continue growing our market share in electronic trading and our ongoing R&D investment ensures that Radical and Triton offer some of the best functionality, flexibility and connectivity in the industry."

        ITG's international business posted strong revenues in the first quarter, aided in part by the weakness of the U.S. dollar. International revenues for the first quarter were $16.9 million, a $4.8 million (or 40%) increase over last year's fourth quarter, with $2.2 million of this growth due to currency fluctuations. Consistent with prior guidance, the international business posted a pre-tax loss of $0.1 million, an improvement of $2.6 million from the first quarter of 2003, but a decline from the nominal pre-tax profit achieved in the fourth quarter of 2003. Pre-tax results were not affected by currency fluctuations.

        "While growth in our European operations slowed as expected this quarter, the international business as a whole continues to post strong results, including record pre-tax profits in Canada," said Mr. Russel.

        In the U.S., ITG's trading volume for the first quarter of 2004 was 4.8 billion shares (averaging 80.7 million shares per trading day) compared to 4.6 billion shares in the first quarter of 2003 (averaging 76.6 million shares per trading day) and 5.3 billion in the fourth quarter of 2003 (averaging 80.4 million shares per trading day).

        For ITG overall, pre-tax margins for the first quarter were 17.9%, up from 16.7% in the first quarter of 2003.

Conference Call

        ITG has scheduled a conference call today at 11:00 a.m. ET to discuss first quarter results. Those wishing to listen to the call should dial 1-800-589-4298 at least 10 minutes prior to the start of the call to ensure connection. A listen-only webcast will also be available ITG's website at http://www.itginc.com/investor. For those unable to listen to the live broadcast of the call, a week-long replay will be available by dialing 888-203-1112 and entering the pass code 463620, and a two week-long replay will be available on ITG's website starting approximately 3 hours after the completion of the call.

About ITG

        ITG is headquartered in New York with offices in Boston, Los Angeles, Dublin, Hong Kong, London, Melbourne, Sydney, Tel Aviv and Toronto. As a leading provider of technology-based equity-trading services and transaction research to institutional investors and brokers, ITG services help clients to access liquidity, execute trades more efficiently, and make better trading decisions. ITG generates superior trading results for its clients through three lines of business. POSIT, the world's largest equity matching system, allows clients to trade confidentially. The Electronic Trading Desk is recognized as one of the leading program trading operations in the U.S. ITG's leading-edge Client-Site Trading Products allow users to implement their own trading strategies by providing direct electronic access to most sources of market liquidity. For additional information, visit http://www.itginc.com.

        In addition to historical information, this press release may contain "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995, that reflect management's expectations for the future. A variety of important factors could cause results to differ materially from such statements. These factors include the company's ability to achieve expected future levels of sales; the actions of both current and potential new competitors; rapid changes in technology; financial market volatility; general economic conditions in the

        United States and elsewhere; evolving industry regulation; cash flows into or redemption from equity funds; effects of inflation; customer trading patterns; and new products and services. These and other risks are described in greater detail in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and other documents filed with the Securities and Exchange Commission and available on the company's web site.

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INVESTMENT TECHNOLOGY GROUP, INC.
Consolidated Statements of Income (unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	March 26, 2004	March 28, 2003
Revenues:
Commissions:
POSIT	$26,480	$24,720
Electronic Trading Desk	27,084	27,332
Client Site Direct Access	20,945	18,996
Other	3,063	2,463

Total revenues	77,572	73,511

Expenses:
Compensation and employee benefits	29,172	28,768
Transaction processing	11,580	10,094
Software royalties	3,816	3,116
Occupancy and equipment	7,341	7,662
Telecommunications and data processing services	4,637	4,490
Other general and administrative	7,179	7,140

Total expenses	63,725	61,270

Income before income tax expense	13,847	12,241
Income tax expense	5,593	5,752

Net income	$8,254	$6,489

Earnings per share:
Basic	$0.19	$0.14

Diluted	$0.19	$0.14

Basic weighted average number of common shares outstanding	44,314	47,337

Diluted weighted average number of common shares outstanding	44,325	47,353

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INVESTMENT TECHNOLOGY GROUP, INC.
Consolidated Statements of Financial Condition
(In thousands, except share amounts)

	March 26, 2004	December 31, 2003
	(unaudited)
Assets
Cash and cash equivalents	$208,215	$239,013
Cash restricted or segregated	12,073	11,892
Securities owned, at fair value	50,943	24,174
Receivables from brokers, dealers and other, net	1,078,556	219,860
Investments in limited partnerships	20,479	19,529
Premises and equipment, net	24,124	25,088
Capitalized software, net	6,480	6,575
Goodwill	77,124	77,143
Other Intangibles	4,543	4,747
Deferred taxes	13,462	12,147
Other assets	10,099	9,680

Total assets	$1,506,098	$649,848

Liabilities and Stockholders' Equity
Liabilities:
Accounts payable and accrued expenses	$88,667	$82,554
Payables to brokers, dealers and other	1,041,290	187,764
Software royalties payable	3,710	4,209
Securities sold, not yet purchased, at fair value	268	1,264
Income taxes payable	16,403	12,754

Total liabilities	1,150,338	288,545

Commitments and contingencies
Stockholders' Equity:
Preferred stock, par value $0.01; shares authorized: 1,000,000; shares issued: none	—	—
Common stock, par value $0.01; shares authorized: 100,000,000; shares issued: 51,295,502 and 51,262,743 at March 26, 2004 and December 31, 2003, respectively and 43,803,748 and 44,740,279 shares outstanding at March 26, 2004 and December 31, 2003, respectively	513	513
Additional paid-in capital	158,180	157,319
Retained earnings	342,232	333,978
Common stock held in treasury, at cost; shares: 7,491,754 and 6,522,464 at March 26, 2004 and December 31, 2003, respectively	(153,119)	(138,641)
Accumulated other comprehensive income:
Currency translation adjustment	7,954	8,134

Total stockholders' equity	355,760	361,303

Total liabilities and stockholders' equity	$1,506,098	$649,848

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  Item 12. Results of Operations and Financial Condition
SIGNATURE
EXHIBIT INDEX
  Exhibit 99.1
ITG Reports First Quarter 2004 Results Growth Led By International Operations
INVESTMENT TECHNOLOGY GROUP, INC. Consolidated Statements of Income (unaudited) (In thousands, except per share amounts)
INVESTMENT TECHNOLOGY GROUP, INC. Consolidated Statements of Financial Condition (In thousands, except share amounts)